Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
MGP Ingredients, Inc.
Atchison, Kansas

We consent to the incorporation by reference in Registration Statement No. 333-51849 on Form S-8 and the related Prospectus dated May 5, 1998, of MGP Ingredients, Inc. of our report dated August 1, 2003, on our audit of the consolidated balance sheets of MGP Ingredients, Inc. as of June 30, 2003 and 2002, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2003, which report is incorporated by reference in the Annual Report on Form 10-K of MGP Ingredients, Inc. for the fiscal year ended June 30, 2003, and of our report dated August 1, 2003, with regard to the financial statement schedule that is included in such Form 10-K for the year ended June 30, 2003. We also consent to the reference to our firm under the heading “Experts” in the Prospectus to the Registration Statement.

/s/ BKD, LLP

Kansas City, Missouri
August 21, 2003